UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 3, 2012

Bakken Resources, Inc.

(Exact name of registrant specified in charter)

Nevada	000-53632	26-2973652
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification No.)

1425 Birch Ave., Suite A, Helena, MT 59601

(Address of principal executive offices)  (Zip Code)

(406) 442-9444

Issuer’s Telephone Number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On July 3, 2012, Bakken Resources, Inc. (the “Registrant”) completed a transaction whereby it purchased a 17% working interest participation in an oil well located in Archer County, Texas, referred to herein as the “3A” well.  The 3A well is currently operated by Holms Energy Development Corp. (“HEDC”), an entity controlled by the Registrant’s CEO, Val Holms.   HEDC sold the Registrant 17%, or approximately 1/3, of HEDC’s current working interest in the 3A well, for an aggregate purchase price of $68,000.  The purchase price is payable in two installments: one-half upon the completion of the transaction and one-half in 90 days thereafter.  HEDC will continue to be the operator.  The 3A well has been substantially completed with multiple hydrocarbon shows and is in proximity to a recently completed and producing Ellenburger well that is also operated by HEDC.

The transaction relating to the purchase of the working interest in the 3A well was approved by a majority of both the independent and non-interested members of the Registrant’s Board of Directors.

A legal description of the 3A well is as follows: NE1/4SW1/4 of the W1/2 (W/2) of section 1, S.P.R.R. Co. Survey, A-428, Archer County, Texas Lat 33°47’ 11.39” Long 98°44’20.52” elevation 1057.3’.

A press release announcing this transaction is included in this Current Report on Form 8-K as exhibit 99.1.

Item 9.01

Financial Statements and Exhibits

(d) Exhibits

Exhibit No.

Document

99.1

Press Release, dated July 5, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAKKEN RESOURCES, INC.

By:	/s/Val M. Holms
Name: Val M. Holms
Title: President & CEO
Dated: July 5, 2012